Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Tramm Hudson

941-752-5900

Coast Bank Strengthens Allowance for Loan Loss

BRADENTON, FL (March 2, 2007)—Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today reported an additional provision of $21.0 million has been recorded to the bank’s allowance for loan loss, effective December 31, 2006. This provision represents a net charge of approximately $13.1 million to the bank’s operations after taxes.

For year ended December 31, 2006, the Company reported a loss of $17.3 million or $2.65 per diluted share. More financial information will be released in the Company’s Form 10-K filing which will be issued on March 15, 2007.

On January 19, 2007 the Company disclosed in a Form 8-K filing it had 482 loans to individual borrowers which were potentially impaired because of a builder suspending operations. The action by the builder left a number of Coast Bank borrowers unable to complete construction on residential homes along the Florida west coast. Since the disclosure was made, the bank has completed a thorough examination of its entire construction-to-permanent and related loan portfolios. The additional reserve specifically allocated to the builder impaired loans totals $14 million.

According to Mike Ruffino, interim chairman of Coast Financial Holdings Inc., “The recording of this provision is the result of the extensive analysis the company has undertaken on impairment and potential default issues related to this portfolio. We believe that the allowance we recorded will adequately provide for any losses arising from these construction to permanent and related loan portfolios, while maintaining an adequately capitalized bank.”

Ruffino further added, “We have been working closely with bank regulators as the company addresses these issues. Our company continues to work closely with its financial advisor Sandler O’Neill to evaluate its strategic alternatives.”

Coast Bank Strengthens Allowance for Loan Loss

Page 2, March 2, 2007

About the Company

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 20 full-service banking locations in Manatee, Pinellas, Hillsborough and Pasco counties, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Longboat Key, Seminole, Dunedin, Clearwater, Kenneth City, Brandon, St. Petersburg, Lutz, Largo and Pinellas Park.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions or verbs. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company’s ability to collect on delinquent loans, including those loans for which we have taken an impairment charge, changes in the regulatory environment, and other risks described in the Company’s Form 10-K for the fiscal year ended December 31, 2005, in the Company’s Form 10-Q for the quarter ended September 30, 2006, and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

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